UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2020

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota         55987-1500
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (507) 454-5374

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act
(17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On March 30, 2020, Fastenal Company (“Fastenal”) purchased certain assets of Apex Industrial Technologies LLC (“Apex”). Fastenal and Apex have worked together since 2008 to develop a vending delivery platform that today is the leading solution in the industrial and commercial marketplace. Apex’s contributions to this achievement have been to create and develop the software, design the equipment, and build the vending equipment supply chain. Fastenal brought industry expertise, a leading presence in the marketplace, and a willingness to bring the platform to market. This collaboration over twelve years has established a new platform within industrial and commercial supply chains, with more than 105,000 product dispensing and leased devices across 23 device types in 25 countries that generated more than $1.1 billion in sales in 2019. In connection with this transaction, Fastenal purchased a perpetual and unfettered use of key patents, designs, software and licenses, as well as direct access to the supply chain. Terms and conditions of the transaction were not disclosed.

Fastenal’s President and CEO, Dan Florness, commented, “Fastenal’s founder, Bob Kierlin, conceived of industrial vending at the company’s inception in 1967. Our relationship with Apex in 2008 helped to make the industrial vending solution scalable.  This transaction allows both organizations to move forward with their unique strategic plans while still providing an avenue for additional collaboration. I thank Kent Savage, Apex’s founder and CEO, for his partnership and contribution to our business over the last twelve years and wish him success as he focuses Apex’s energy on the food and retail sector.”

Apex’s Founder and CEO, Kent Savage, stated, “Our collaboration with Fastenal has created a world-wide best practice for distributing MRO materials. Fastenal's adoption and deployment of automated dispensing technology combined with its singular fulfillment capabilities delivers tremendous efficiencies, productivity, and cost-savings to its customers every day. Working with Dan Florness and Fastenal's visionary leaders has been an honor and a pleasure. Apex is proud to have been a part of Fastenal's exceptional success and we look forward to continued collaboration with them in the future.”

Fastenal will report its sales and earnings for the first quarter of 2020 on Tuesday, April 14, 2020.

Item 9.01. Financial Statements and Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

March 30, 2020	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Controller, Chief Accounting Officer, and Treasurer